CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

     As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 10 of our report dated December 30, 1998 and to all references to our Firm included in or made a part of this Post-Effective Amendment.

                                        /s/ ARTHUR ANDERSEN LLP

Cincinnati, Ohio
January 27, 1999